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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington,  D.C.   20549

                                   Form 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 May 28, 1999

                             FISHER COMPANIES INC.

            (Exact name of registrant as specified in its charter)

                                  WASHINGTON
                (State or other jurisdiction of incorporation)

            0-22439                                 91-0222175
  ------------------------------        ---------------------------------
     (Commission File Number)            IRS Employer Identification No.

                             1525 One Union Square
                             600 University Street
                        Seattle, Washington 98101-3185
             (Address of principal executive offices)  (zip code)

      Registrant's telephone number, including area code: (206) 624-2752
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Item 5 - Other Events

     On May 28, 1999, Fisher Companies Inc. ("FSCI") announced an agreement under which FSCI and its wholly-owned subsidiary, Fisher Mills Inc. ("Fisher Mills") will acquire the 50% interest of Koch Agriculture Company ("Koch Agriculture") in the Blackfoot, Idaho flour milling facility that Fisher Mills currently owns jointly with Koch Agriculture. Following the acquisition, FSCI and Fisher Mills will own 100% of the Blackfoot milling facility.


     Fisher Mills and Koch Agriculture have each owned a 50% interest in the limited liability company that owns and operates the Blackfoot milling facility since July 1996. The facility, which commenced operations of a compact flour mill in April 1997, was significantly expanded during 1998 through the construction of a conventional flour mill, which began operations in December 1998.

     The proposed acquisition will be consummated pursuant to the terms of a Membership Purchase Agreement among FSCI, Fisher Mills and Koch Agriculture dated as of May 28, 1999. Total consideration for Koch Agriculture's interest in the limited liability company is $19,000,000.

     Following the consummation of the acquisition, the name of the name of the limited liability company will be changed from Koch Fisher Mills L.L.C. to Fisher Mills L.L.C.

     Consummation of the purchase, which is expected in the second quarter of 1999, is subject to various conditions including the receipt of applicable regulatory approvals. For additional information regarding the acquisition, reference is made to the press release dated June 2, 1999, which is attached to this report as Exhibit 99, and incorporated herein by reference.

Item 7 - Financial Statements and Exhibits

     (a)  Financial statements - not applicable.

     (b)  Pro forma financial information - not applicable.

     (c)  Exhibits:

          (99) Press Release issued by FSCI, dated  June 2, 1999

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  June 2, 1999



                              FISHER COMPANIES INC.


                              By:    /s/ David D. Hillard
                                     --------------------
                                     David D. Hillard
                                     Senior Vice President, Chief Financial
                                     Officer and Secretary

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